UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

                          Date of Report: July 14, 2004

                                    a21, Inc.
             (Exact name of registrant as specified in its charter)

                                      Texas
                                 (State or other
                                 jurisdiction of
                                incorporation or
                                  organization)
       333-68213                                                  74-2896910
(Commission File Number)                                       (I.R.S. Employer
                                                             Identification No.)

7660 Centurion Parkway, Jacksonville, Florida                       32256
 (Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including areas code: (904) 565-0066

Item 2. Acquisition or Disposition of Assets

      On June 30, 2004, a21, Inc., a Texas corporation (the "Registrant"), through its subsidiary SuperStock, Inc. ("SuperStock"), a Florida corporation, successfully completed with NL Ventures IV, L.P., a Texas limited partnership ("NL Ventures"), the sale and leaseback of the approximately 73,000 square foot building in which the Registrant's headquarters are located in Jacksonville, Florida. This building is also the headquarters of SuperStock, which was acquired by the Registrant in February 2004. In April 2004, SuperStock executed a contract to sell the building for $7,500,000 and lease it back. The building was sold for $7,500,000 and a closing credit for SuperStock's benefit of $180,000.

      The Sale and Purchase Agreement by and between SuperStock, as Seller, and NL Ventures, as Purchaser, was previously filed with the SEC as Exhibit 10.14 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003. A copy of the Lease Agreement and the Press Release are attached hereto as Exhibits 10.15 and 99.1, respectively.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits

      Exhibit No. Description

       10.15 Lease Agreement, dated as of June 30, 2004, between NL Ventures IV Centurion, L.P., as Landlord, and SuperStock, Inc., as Tenant.

       99.1       Press Release, dated July 7, 2004.


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

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        a21, Inc.

                                        By:  /s/ Haim Ariav
                                             -----------------------------------
                                             Haim Ariav,
                                             President

Dated: July 14, 2004


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

                                  Exhibit Index

      Exhibit No. Description

         10.15 Lease Agreement, dated as of June 30, 2004, between NL Ventures IV Centurion, L.P., as Landlord, and SuperStock, Inc., as Tenant.

         99.1     Press Release, dated July 7, 2004.

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